                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                               TIERONE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________
     (2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________
     (5)  Total fee paid:

________________________________________________________________________________
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

________________________________________________________________________________
     (2)  Form, schedule or registration statement no.:

________________________________________________________________________________
     (3)  Filing party:

________________________________________________________________________________
     (4)  Date filed:

                                                      [TIERONE CORPORATION LOGO]

                                                      1235 N Street
                                                      Lincoln, Nebraska 68508

                                                                  March 22, 2004

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of TierOne Corporation to be held in the Regents A Room at the Embassy Suites Hotel located at 1040 P Street, Lincoln, Nebraska, on Tuesday, May 4, 2004 at 10:00 a.m., Central Daylight Time.

         At the Annual Meeting, you will be asked to elect two (2) directors for a three-year term and ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2004. Each of these matters is more fully described in the accompanying materials.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to vote your shares today even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of TierOne Corporation is sincerely appreciated.

                                       Very truly yours,

                                       /s/ Gilbert G. Lundstrom
                                       Gilbert G. Lundstrom
                                       Chairman of the Board and Chief Executive
                                       Officer

                               TIERONE CORPORATION
                                  1235 N STREET
                             LINCOLN, NEBRASKA 68508
                                 (402) 475-0521

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 4, 2004

                              --------------------

         Our Annual Meeting of Shareholders will be held in the Regents A Room at the Embassy Suites Hotel located at 1040 P Street, Lincoln, Nebraska, on Tuesday, May 4, 2004 at 10:00 a.m., Central Daylight Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

         (1) To elect two (2) directors for a three-year term and until their successors are elected and qualified;

         (2) To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004; and

         (3) To transact such other business as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business.

         You are entitled to notice of and to vote at the Annual Meeting and at any adjournment of the Annual Meeting if you are a shareholder of record as of the close of business on February 27, 2004, the record date for the Annual Meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Eugene B. Witkowicz
                                       Eugene B. Witkowicz
                                       Corporate Secretary

Lincoln, Nebraska
March 22, 2004

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO VOTE YOUR SHARES PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY.

                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
About the Annual Meeting of Shareholders...........................................................         1
Information with Respect to Nominees for Director, Continuing Directors and Executive Officers.....         3
     Election of Directors.........................................................................         3
     Directors Whose Terms are Continuing..........................................................         4
     Executive Officers Who Are Not Directors......................................................         5
     Meetings and Committees of the Board of Directors.............................................         5
     Director Compensation.........................................................................         6
     Directors Attendance at Annual Meetings.......................................................         7
     Director Nominations..........................................................................         7
     Compensation Committee Interlocks and Insider Participation...................................         8
Management Compensation............................................................................         8
     Summary Compensation Table....................................................................         8
     Stock Options.................................................................................         9
     Benefit Plans.................................................................................        12
     Transactions with Certain Related Persons.....................................................        15
Report of the Compensation Committee...............................................................        15
     General Compensation Objectives and Policies..................................................        15
     Components of Executive Compensation..........................................................        16
     Compensation of the Chief Executive Officer and Chief Operating Officer.......................        17
Performance Graph..................................................................................        18
Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management...................        19
     Section 16(a) Beneficial Ownership Reporting Compliance.......................................        21
Ratification of Appointment of Auditors............................................................        21
     Audit Fees....................................................................................        22
Report of the Audit Committee......................................................................        23
Shareholder Proposals, Nominations and Communications with the Board of Directors..................        23
Annual Reports.....................................................................................        24
Other Matters......................................................................................        24

                               TIERONE CORPORATION
                                 PROXY STATEMENT

                             -----------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                             -----------------------

         This Proxy Statement is furnished to holders of common stock of TierOne Corporation, the parent holding company of TierOne Bank. Our Board of Directors is soliciting proxies to be used at the Annual Meeting of Shareholders to be held in the Regents A Room at the Embassy Suites Hotel located at 1040 P Street, Lincoln, Nebraska, on Tuesday, May 4, 2004, at 10:00 a.m., Central Daylight Time, and at any adjournment of the Annual Meeting for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on or about March 22, 2004.

                    ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At our Annual Meeting, shareholders will act upon the matters outlined in the Notice of Meeting on the cover page of this Proxy Statement, including the election of directors and ratification of our independent auditors. In addition, management will report on the performance of TierOne Corporation and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE?

         Only our shareholders of record as of the close of business on the record date for the meeting, February 27, 2004, are entitled to vote at the meeting. On the record date, we had 20,317,568 shares of common stock issued and outstanding and no other class of equity securities outstanding. For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

HOW DO I SUBMIT MY PROXY?

         After you have carefully read this Proxy Statement, indicate on your proxy card how you want your shares to be voted. Then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible or, if you are the record holder, you may appoint a proxy by utilizing our toll-free telephone voting option by calling 1-800-PROXIES. This will enable your shares to be represented and voted at the Annual Meeting.

IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, COULD MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

         Yes. Your broker may vote in his or her discretion on the election of directors and ratification of the auditors if you do not furnish instructions.

CAN I ATTEND THE MEETING AND VOTE MY SHARES IN PERSON?

         Yes. All shareholders are invited to attend the Annual Meeting. Shareholders of record can vote in person at the Annual Meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the Annual Meeting. You will not be able to vote by using the toll-free number set forth above but may be able to vote by telephone or Internet if provided for by your broker.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. If you have not voted through your broker or other nominee, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy card.

         - First, you may send a written notice to our Corporate Secretary, Mr. Eugene B. Witkowicz, TierOne Corporation, 1235 N Street, Lincoln, Nebraska 68508, stating that you would like to revoke your proxy.

         - Second, you may complete and submit a new proxy card. Any earlier proxies will be revoked automatically.

         -        Third, you may attend the Annual Meeting and vote in person.
                  Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

         If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

WHAT ARE THE BOARD OF DIRECTORS' RECOMMENDATIONS?

         The recommendations of the Board of Directors are set forth under the description of each proposal in this Proxy Statement. In summary, the Board of Directors recommends that you vote FOR the nominees for election as directors described herein and FOR the ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2004.

         The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions contained in the proxy. If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

         The election of directors will be determined by a plurality of the votes cast at the Annual Meeting. The two nominees for director receiving the most "for" votes will be elected. Approval of the ratification of the appointment of our independent auditors and any other proposal will require the affirmative vote of a majority of the votes cast on the proposal.

         Abstentions, withholding of authority to vote or broker non-votes are not counted as votes cast. Accordingly, abstentions, withholding of authority to vote or broker non-votes will have no effect on the vote and will not be counted in determining whether the proposals at the Annual Meeting receive the required shareholder vote.

WHOM SHOULD I CALL WITH QUESTIONS?

         You should call our proxy solicitor, Georgeson Shareholder Communications, Inc., toll-free at 1-800-501-4431.

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

         Our Articles of Incorporation provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The directors are elected by our shareholders for staggered terms and until their successors are elected and qualified.

         At the Annual Meeting, you will be asked to elect one class of directors, consisting of two directors, for a three-year term expiring in 2007 and until their successors are elected and qualified. LaVern F. Roschewski, whose term expires at this Annual Meeting, will retire after more than four decades of service to TierOne Bank. Our Nominating and Corporate Governance Committee has nominated Mr. Charles W. Hoskins to stand for election to the class of directors whose terms are expiring at this Annual Meeting. The Nominating and Corporate Governance Committee considered nominees from a group of individuals developed by the Committee in consultation with our Chief Executive Officer. The Committee also identified a present need to select a nominee who met the Audit Committee's financial expert criteria as defined by the Securities and Exchange Commission. Mr. Hoskins, whose name was submitted for consideration by the Chief Executive Officer, was deemed by the Committee as the most qualified financial expert among the potential nominees presented. In addition, the Nominating and Corporate Governance Committee has recommended the re-election of Ann Lindley Spence as a director. No nominee for director is related to any other director or executive officer by blood, marriage or adoption. Shareholders are not permitted to use cumulative voting for the election of directors. Our Board of Directors has determined that a majority of our members are independent directors as defined in the Nasdaq National Market's listing standards. The current independent members are Directors Roschewski, Spence, McConnell and Pocras. Mr. Hoskins will also be deemed independent if elected.

         Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors. At this time, the Board of Directors knows of no reason why either of the nominees listed below may not be able to serve as a director if elected.

         The following tables present information concerning the nominees for director and directors whose term continue, all of whom (other than Mr. Hoskins) also serve as directors of TierOne Bank. Ages are reflected as of February 27, 2004.

           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2007

                                   Position with TierOne Corporation and TierOne Bank  Director of
                                           and Principal Occupation During               TierOne
            Name              Age                the Past Five Years                   Bank Since
----------------------------  ---  --------------------------------------------------  -----------
Ann Lindley Spence             69  Director. Retired; previously, President of Spence     1989
                                   Title Services, Inc., a title insurance company
                                   located in Omaha, Nebraska.

Charles W. Hoskins             67  Self employed financial advisor since 1990;              --
                                   retired partner, National Director of Japanese
                                   Business Development, Deloitte & Touche, Los
                                   Angeles, California.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF THE NOMINEES
                                  AS DIRECTORS.

DIRECTORS WHOSE TERMS ARE CONTINUING

                     DIRECTORS WITH A TERM EXPIRING IN 2005

                                   Position with TierOne Corporation and TierOne Bank  Director of
                                           and Principal Occupation During               TierOne
            Name              Age                the Past Five Years                   Bank Since
----------------------------  ---  --------------------------------------------------  -----------
James A. Laphen                55  Director. President and Chief Operating Officer of     2001
                                   TierOne Corporation since April 2002 and TierOne
                                   Bank since October 2001. Mr. Laphen joined
                                   TierOne Bank in September 2000 as Senior Executive
                                   Vice President and Chief Operating Officer. Prior
                                   thereto he served as President and Chief Operating
                                   Officer of Commercial Federal Bank, Omaha,
                                   Nebraska from 1994 to July 2000.

Campbell R. McConnell, Ph.D.   75  Director. Retired; currently Professor Emeritus of     1974
                                   the Economics Department of the University of
                                   Nebraska-Lincoln.

                     DIRECTORS WITH A TERM EXPIRING IN 2006

                                   Position with TierOne Corporation and TierOne Bank  Director of
                                           and Principal Occupation During               TierOne
            Name              Age                the Past Five Years                   Bank Since
----------------------------  ---  --------------------------------------------------  -----------
Gilbert G. Lundstrom, Esq.     62  Chairman of the Board and Chief Executive Officer      1994
                                   of TierOne Corporation since April 2002 and
                                   TierOne Bank since October 2001. Previously,
                                   Chairman of the Board, President and Chief
                                   Executive Officer from September 1999. From 1996
                                   to 1999, he served as director, President and
                                   Chief Executive Officer. He joined TierOne Bank
                                   in 1994. He was a director of the Federal Home
                                   Loan Bank of Topeka and serves on the Board of
                                   Directors of Sahara Enterprises, Inc., Chicago,
                                   Illinois. Prior to 1994, he was the managing
                                   partner of Woods & Aitken Law Firm, Lincoln,
                                   Nebraska, where he practiced law for 25 years.
                                   Woods & Aitken serves as general counsel to
                                   TierOne Bank.

Joyce Person Pocras            61  Director. CPA (inactive), independent investor,        1994
                                   retired in 1993 as the internal auditor of First
                                   Federal Lincoln Bank, now known as TierOne Bank.

         All existing directors have served as directors of TierOne Corporation since 2002, the year our company was formed.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Set forth below is the information with respect to the principal occupations during the last five years for the seven executive officers of TierOne Bank who do not serve as directors. Mr. Witkowicz also serves as an officer of TierOne Corporation. Ages are reflected as of February 27, 2004.

           Name               Age                Principal Occupation During the Past Five years
----------------------------  ---  ----------------------------------------------------------------------------
Eugene B. Witkowicz           56   Executive Vice President, Chief Financial Officer, Corporate Secretary and
                                   Treasurer of TierOne Corporation. Executive Vice President, Corporate
                                   Secretary, Treasurer and Director of Finance of TierOne Bank. Previously,
                                   Executive Vice President, Treasurer and Chief Financial Officer since 1992.
                                   Mr. Witkowicz joined TierOne Bank in 1972.

Gale R. Furnas                50   Executive Vice President and Director of Lending of TierOne Bank since 1998.
                                   Previously, Senior Vice President/Loan Sales Manager and Assistant Director
                                   of Lending since 1996. Mr. Furnas joined TierOne Bank in 1976.

Roger R. Ludemann             55   Executive Vice President and Director of Retail Banking since 1997.
                                   Previously, Executive Vice President and Director of Consumer Services since
                                   September 1997. Mr. Ludemann joined TierOne Bank in 1995.

Larry L. Pfeil                61   Executive Vice President and Director of Administration of TierOne Bank since
                                   2000. Previously, Executive Vice President and Director of Financial
                                   Services of TierOne Bank since 1982. Mr. Pfeil joined TierOne Bank in 1971.

Edward J. Swotek              42   Senior Vice President and Strategic Planning Officer of TierOne Bank since
                                   February 2000; prior thereto, First Vice President and Strategic Planning and
                                   Special Projects Manager. Mr. Swotek joined TierOne Bank in 1987.

James R. McLaughlin           49   First Vice President of TierOne Bank since September 2003; previously, Senior
                                   Vice President and Controller of TierOne Bank since February 2000; and prior thereto, Controller. Mr. McLaughlin joined TierOne Bank in 1984.

David L. Kellogg              45   Controller of TierOne Bank since September 2003. Prior thereto, Client
                                   Relationship Manager, Fiserv, Inc., a banking software and services company, from 2001 to 2003; previously, Assistant Corporate Controller, Commercial
                                   Federal Bank, Omaha, Nebraska from 1982 to 2001.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 2003, the Board of Directors of TierOne Corporation and TierOne Bank met twelve times. All directors of TierOne Corporation attended 100% of the aggregate of the total number of Board meetings held during the period for which he/she has been a director and the total number of meetings held by all committees of the Board on which he/she served during the periods that he/she served. The Board of Directors of TierOne Corporation has established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

         AUDIT COMMITTEE. The primary purpose of the Audit Committee, as set forth in the Committee's charter, is to assist the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices. The Audit Committee is comprised of three directors who are independent directors as defined in the Nasdaq National Market's listing standards and rules of the Securities and Exchange Commission. The current members of the Audit Committee are Directors Spence, Pocras and McConnell, who is Chairman. The report of the Audit Committee is set forth on page 23. The Audit Committee of TierOne Corporation met six times in 2003.

         COMPENSATION COMMITTEE. It is the responsibility of the Compensation Committee of the Board of Directors to institute a program which effectively provides incentive for executive management to lead TierOne Corporation to its full potential. The current members of the committee are Directors McConnell, Spence and Pocras who is Chairperson. No member of the Compensation Committee is a current officer or employee of TierOne Corporation, TierOne Bank or any subsidiary of us and all are independent directors under the Nasdaq National Market's listing standards. The report of the Compensation Committee with respect to compensation and benefits for the Chief Executive Officer and all other executive officers is set forth on page 15. The Compensation Committee met twice in fiscal 2003.

         NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. TierOne Corporation established a Nominating and Corporate Governance Committee in 2004 for the purpose of nominating directors for election at this Annual Meeting. The current members of the Nominating and Corporate Governance Committee are Directors McConnell and Pocras who is Chairperson. The Nominating and Corporate Governance Committee met three times in 2004 to consider director nominations and recommended nominees to the full Board of Directors. The Nominating and Corporate Governance Committee members are independent directors, as defined in the Nasdaq National Market's listing standards.

         COMMITTEE CHARTERS. TierOne Corporation's Audit, Compensation and Nominating and Corporate Governance Committee charters are all available on our website at www.tieronebank.com. We are not incorporating any information from our website into this Proxy Statement.

DIRECTOR COMPENSATION

         Our directors currently receive a fee of $2,500 for each regularly scheduled monthly and special board meeting, regardless of attendance. In addition, Mr. Roschewski, who is retiring as a director at the Annual Meeting, receives an additional $2,500 for each regularly scheduled monthly and special board meeting for service as the Vice Chairman of the Board. Members of the Audit, Compensation and Nominating and Corporate Governance Committees of TierOne Bank and/or TierOne Corporation receive a fee of one-half the regular board meeting fee, only if present at the meeting in person or by telephone. For each respective committee, only one fee is paid for joint meetings of TierOne Bank and TierOne Corporation Board of Director committee meetings. Directors also currently receive life, health and dental insurance benefits through TierOne Bank. Directors currently do not receive additional fees for service as directors of TierOne Corporation.

         During fiscal 2003, we granted to our non-employee directors stock options pursuant to the 2003 Stock Option Plan and awarded shares of restricted stock pursuant to the 2003 Recognition and Retention Plan and Trust Agreement. Our non-employee directors each received 112,875 stock options and 45,150 recognition plan shares both of which vest at 20% per year commencing on the first anniversary of the date of grant or earlier upon death, disability or change in control of TierOne Corporation.

         We maintain a deferred compensation program for our directors. Under the deferred compensation program, each director may defer, until retirement, any portion of his or her annual remuneration for serving as a director. Each director has the right, under the program, to direct the investment of his or her deferred fees. A director may change his or her investment direction quarterly. Payments commence under the program upon the earlier of death, termination from service, disability, or a change in control of TierOne Bank. Each director may elect, at the time he or she makes the deferral election, to receive benefits in the form of a single lump sum payment, a life annuity, a joint and survivor annuity, or monthly installments (over a period from 2 to 240 months). In the absence of any election, the benefits will be paid over a 240 month period. Our obligation to make or continue to make any payments to a participant in the program terminates if, after the commencement of benefits, the participant directly acts as an officer, director, employee or agent of or performs consulting services for any firm, person, corporation or entity which
(a) directly competes with our primary business as then conducted by us and (b) has an office within the boundaries of or within 50 miles from the boundaries of any city in which we have an office. In addition, under the terms of TierOne Bank's Consultation Plan for Directors, any retiring director with 10 or more years of service who agrees to provide consulting or advisory services to the Board of Directors will be entitled to receive an annual benefit equal to the average of the annual monthly board fees and yearly retainer, if any, paid to such retiring director for the last three years of service prior to his or her retirement reduced by twenty percent for each subsequent year in which the director provides consulting or advisory services to our Board of Directors. The maximum duration for which benefits can be received is five years. An additional benefit in the same amount as paid to retired directors participating in the plan will be paid to any participant in the plan who served as chairman of the board for at least three years. No persons are currently receiving any benefits under this plan.

DIRECTORS ATTENDANCE AT ANNUAL MEETINGS

         Although we do not have a formal policy regarding attendance by members of the Board of Directors at Annual Meetings of Shareholders, we typically schedule a Board meeting in conjunction with our Annual Meeting of Shareholders and expect that our directors will attend, absent a valid reason for not doing so. All of our directors attended our Annual Meeting of Shareholders held on April 23, 2003.

DIRECTOR NOMINATIONS

         In making recommendations to TierOne Corporation's Board of Directors of nominees to serve as directors, the Nominating and Corporate Governance Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. However, the Board of Directors believes the following minimum qualifications must be met by a director nominee to be recommended by the Nominating and Corporate Governance Committee:

1. Each director must display high personal and professional ethics, integrity and values.

2. Each director must have the ability to exercise sound business judgment.

3. Each director must be accomplished in his or her respective field, with broad, experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

4. Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

5. Each director must be independent of any particular constituency, be able to represent all shareholders of TierOne Corporation and be committed to enhancing long-term shareholder value.

6. Each director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of our business.

         The Board of Directors also believes the following qualities or skills are necessary for one or more directors to possess:

1. One or more directors generally should be an active or former chief executive officer of a public or private company, managing partner of a public accounting firm office, or a leader of a complex organization, including commercial, scientific, government, educational and other similar institution.

2. Directors should be selected so that the Board of Directors is a diverse body.

3. One or more directors should possess the necessary qualifications to satisfy the "audit committee financial expert" requirements as defined in Item 401(h) of Regulation S-K.

         The committee also may consider the extent to which the candidate would fill a present need on the Board of Directors. The Nominating and Corporate Governance Committee will also consider candidates for director suggested by other directors as well as our management and shareholders. A shareholder who desires to recommend a prospective nominee should notify our Corporate Secretary in writing providing any supporting material the shareholder considers appropriate. Procedures for shareholder nominations are described under "Shareholder Proposals, Nominations and Communications with the Board of Directors."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Determinations regarding compensation of our Chief Executive Officer, Chief Operating Officer and other executive officers are made by the Compensation Committee of the Board of Directors. Mesdames Pocras and Spence and Dr. McConnell are members of the Compensation Committee.

         No person who served as a member of the Compensation Committee during 2003 was a current or former officer or employee of TierOne Corporation or TierOne Bank, other than Ms. Pocras who served as TierOne Bank's Internal Auditor until 1993. None of the members engaged in certain transactions with TierOne Corporation or TierOne Bank required to be disclosed by regulations of the Securities and Exchange Commission. Additionally, there were no compensation committee "interlocks" during 2003, which generally means that no executive officer of TierOne Corporation served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of certain information concerning the compensation paid by TierOne Bank (including amounts deferred to future periods by the officers) for services rendered in all capacities during the years ended December 31, 2003, 2002 and 2001, to the Chairman of the Board and Chief Executive Officer and the next four highest paid officers of TierOne Bank whose salary plus bonus exceeded $100,000 in 2003. No additional compensation is paid for service as an executive officer of TierOne Corporation.

                                                                     Long Term Compensation
                                                                              Awards
                                                                     -----------------------
                                             Annual Compensation(1)               Securities
             Name and                        ----------------------  Restricted   Underlying      All Other
        Principal Position             Year   Salary(2)   Bonus(3)    Stock(4)     Options     Compensation(5)
----------------------------------     ----   ---------   --------   ----------   ----------   ---------------
Gilbert G. Lundstrom,                  2003   $ 521,521   $328,090   $3,922,600      542,000   $        54,255
  Chairman of the Board and            2002     528,284    368,641           --           --            23,578
  Chief Executive Officer              2001     506,050    330,659           --           --            20,077

James A. Laphen, President             2003     345,001    189,237    1,961,300      270,000            47,027
  and Chief Operating Officer          2002     335,194    202,501           --           --            15,538
                                       2001     275,000    134,400           --           --             8,160

Eugene B. Witkowicz, Executive         2003     162,955     74,285      713,200       90,000            39,728
  Vice President, Chief Financial      2002     152,247     72,108           --           --            12,927
  Officer, Corporate Secretary/        2001     142,585     59,220           --           --             7,132
  Treasurer and Director of Finance

Gale R. Furnas, Executive Vice         2003     173,140     81,888      713,200       90,000            42,123
  President and Director of Lending    2002     157,993     77,542           --           --            13,397
                                       2001     143,554     59,850           --           --             7,179

Roger R. Ludemann, Executive Vice      2003     149,747     45,890      713,200       90,000            36,622
  President and Director of            2002     142,338     47,211           --           --            12,117
  Retail Banking                       2001     135,046     45,375           --           --             6,770

                                                  (Footnotes on following page.)

---------------------------

(1) We provide various miscellaneous benefits to the named executive officers. The costs of providing such benefits to the named executive officers did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each of such individuals.

(2) Includes with respect to Messrs. Lundstrom and Laphen director's fees totaling $30,000, $37,500 and $35,000 each in 2003, 2002 and 2001, respectively.

(3) Represents bonuses earned under the Management Incentive Compensation Plan which were paid in the following year.

(4)      Represents the grant of 220,000, 110,000, 40,000, 40,000 and 40,000 shares of restricted common stock to Messrs. Lundstrom, Laphen, Witkowicz, Furnas and Ludemann, respectively, pursuant to the Recognition Plan, which was deemed to have had the indicated value at the date of grant. The entire grants were unvested at December 31, 2003 and had fair market values of $5,051,200, $2,525,600, $918,400,
         $918,400 and $918,400, respectively, as of that date. The awards vest 20% per year from the date of grant. Dividends paid on the restricted common stock are held in the Recognition Plan trust and paid to the recipient when the restricted stock vests.

(5) Includes the fair market value of 1,748, 1,748, 1,476, 1,565 and 1,361 shares of common stock allocated to the ESOP accounts of Messrs. Lundstrom, Laphen, Witkowicz, Furnas and Ludemann, respectively on December 31, 2003, the date the shares were allocated. Under TierOne Bank's 401(k) profit sharing plan for fiscal 2003, $6,900, $6,900, $5,829, $6,180 and $5,373 was allocated to the accounts of Messrs. Lundstrom, Laphen, Witkowicz, Furnas and Ludemann, respectively. In addition, includes with respect to Mr. Lundstrom, the present value of the premiums paid for split dollar life insurance purchased by TierOne Bank. Under the terms of the policies, Mr. Lundstrom is entitled to receive the difference between the cash surrender value of the policy and the aggregate amount of premiums paid by TierOne Bank. Does not include amounts allocated to Messrs. Lundstrom's and Laphen's accounts in the supplemental executive retirement plan.

STOCK OPTIONS

                         STOCK OPTION GRANTS DURING 2003

         The following table sets forth, with respect to the executive officers named in the Summary Compensation Table above, information with respect to stock options granted during 2003.

                                Individual Grants                                   Potential Realizable Value
---------------------------------------------------------------------------------   at Assumed Annual Rates of
                          Number of      Percent of Total                            Stock Price Appreciation
                         Securities       Options Granted   Exercise                    for Option Term(2)
                         Underlying       to Employees in    Price     Expiration   --------------------------
        Name           Options Granted     Fiscal Year      ($/Sh)(1)     Date          5%             10%
--------------------   ---------------   ----------------   --------   ----------   ----------     -----------
Gilbert G. Lundstrom           542,000               38.7%  $  17.83      4/23/13   $6,075,820     $15,403,640
James A. Laphen                270,000               19.3      17.83      4/23/13    3,026,700       7,673,400
Eugene B. Witkowicz             90,000                6.4      17.83      4/23/13    1,008,900       2,557,800
Gale R. Furnas                  90,000                6.4      17.83      4/23/13    1,008,900       2,557,800
Roger R. Ludemann               90,000                6.4      17.83      4/23/13    1,008,900       2,557,800

--------------------

(1) The exercise price was based on the market price of TierOne Corporation's common stock on the date of the grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend, in part, on the future performance of the common stock, the option holder's continued employment throughout the option period and the date on which the options are exercised.

                             YEAR-END OPTION VALUES

         The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to the number of options held at the end of the year ended December 31, 2003 and the value with respect thereto. No stock options were exercised in 2003.

                            Number of Securities            Value of Unexercised
                       Underlying Unexercised Options       In The Money Options
                               at Year End                     at Year End(1)
                       ------------------------------   ------------------------------
        Name           Exercisable      Unexercisable   Exercisable      Unexercisable
--------------------   -----------      -------------   -----------      -------------
Gilbert G. Lundstrom            --            542,000   $        --      $   2,780,460
James A. Laphen                 --            270,000            --          1,385,100
Eugene B. Witkowicz             --             90,000            --            461,700
Gale R. Furnas                  --             90,000            --            461,700
Roger R. Ludemann               --             90,000            --            461,700

--------------------

(1) Calculated by determining the difference between the fair market value of a share of the common stock underlying the options at December 31, 2003 ($22.96) and the exercise price of the options.

         EMPLOYMENT AGREEMENTS. TierOne Bank entered into an employment agreement with Mr. Lundstrom effective January 1, 1994, as amended, providing for a three-year term which is extended on an annual basis, unless either the Board or Mr. Lundstrom gives written notice of non-renewal. Mr. Lundstrom's employment agreement provides for an annual base salary review by the Board of Directors. In addition to the base salary, Mr. Lundstrom's employment agreement provides for, among other things, participation in retirement and executive benefit plans and other fringe benefits applicable to executive personnel. TierOne Bank's Board of Directors may terminate Mr. Lundstrom's employment agreement at any time, but any termination, other than termination for "cause" (as defined in the agreement) will not prejudice Mr. Lundstrom's right to compensation or other benefits under his agreement. In the event of termination for cause, Mr. Lundstrom has no right to receive compensation or other benefits, for any period after termination for cause with the exception of vested benefits under TierOne Bank's benefit plans or policies and incentive plans for the benefit of the executive. In the event TierOne Bank chooses to terminate Mr. Lundstrom's employment for reasons other than for cause, or in the event Mr. Lundstrom resigns for "good reason" (as defined in the agreement), Mr. Lundstrom or, in the event of his death, his beneficiary or estate, would be entitled to receive (i) an amount equal to the remaining base salary payments and bonus due under the agreement in addition to all life, health and disability benefits provided under the agreement for the remaining term of employment; (ii) a lump sum cash payment equal to Mr. Lundstrom's "base amount" of compensation, as defined under Section 280G(b)(3) of the Internal Revenue Code, times the number of years or fractional portion thereof remaining in the term of the agreement as of the termination date; and (iii) ownership of any split dollar life insurance policy on Mr. Lundstrom's life; provided that such payments and benefits do not constitute a parachute payment under Section 280G of the Internal Revenue Code.

         TierOne Bank entered into an employment agreement with Mr. Laphen effective September 25, 2000. The employment agreement provides for a three-year term which is extended on an annual basis, unless either the Board or Mr. Laphen gives written notice of termination. Mr. Laphen's employment agreement provides for an annual base salary review by the Board of Directors. In addition to the base salary, Mr. Laphen's employment agreement provides for, among other things, participation in retirement and executive benefit plans and other fringe benefits applicable to executive personnel. TierOne Bank's Board of Directors or Mr. Laphen may terminate Mr. Laphen's employment agreement at any time, upon the occurrence of an "event of termination" (as defined in the agreement). In the event of termination for cause, Mr. Laphen has no right to receive compensation or other benefits for any period after termination for cause. In the event of termination due to death or disability, Mr. Laphen, or his beneficiary or estate, would be entitled to receive a payment equal to twelve months "base salary" (as defined). In the event Mr. Laphen's employment is terminated for reasons other than for cause, death, disability or retirement, Mr. Laphen or, in the event of his subsequent death, his beneficiary or estate, would be entitled to receive an amount equal to thirty-six months "base salary" (as defined); provided that the payments do not exceed three times his average annual compensation for the preceding five years he was employed by TierOne Bank or such lesser period in the event he was employed less than five years at the time of termination.

         In connection with the conversion of TierOne Bank from mutual to stock form, TierOne Corporation entered into employment agreements with Messrs. Lundstrom and Laphen. Mr. Lundstrom's employment agreement has a term of three years, beginning on the date the conversion was completed, October 1, 2002. The term will be extended daily thereafter unless either we or Mr. Lundstrom give notice that the daily extensions will cease. Extension of the term also will cease automatically if Mr. Lundstrom's employment is terminated for any reason. Mr. Lundstrom's employment agreement provides that he will serve as the Chairman of the Board and Chief Executive Officer of TierOne Corporation during the term of his employment agreement. As Chairman of the Board and Chief Executive Officer, he has the authority and responsibilities prescribed by our Bylaws and that are customary for such positions.

         Under the terms of the employment agreement, Mr. Lundstrom's salary is reviewed annually by the TierOne Corporation Board of Directors. Mr. Lundstrom is entitled to participate in our benefit plans and programs and receive an automobile allowance. However, under the terms of the employment agreement with TierOne Corporation, to the extent that any of the payments and benefits provided by the agreement are paid to or received by Mr. Lundstrom under his employment agreement with TierOne Bank, such payments and benefits provided by TierOne Bank are subtracted from any amounts due him under similar provisions of the employment agreement with TierOne Corporation.

         In the event that, during the term of his employment agreement, Mr. Lundstrom's employment is terminated by us without cause or for other than death or disability, or if Mr. Lundstrom resigns for any of the reasons specified below, he will be entitled to receive as liquidated damages continued group life, health and disability benefits and a cash lump sum payment to compensate him for the loss of salary (on a present value basis), cash bonus and incentive compensation and qualified and non-qualified retirement plan benefits (on a present value basis) for the period of the remaining term of his employment agreement, but not more than three years. To the extent that Mr. Lundstrom earns salary, cash bonus or incentive compensation, fees or comparable fringe benefits from another employer during this period, the liquidated damages for loss of this type of compensation will be subject to repayment by Mr. Lundstrom. In addition, if Mr. Lundstrom surrenders his then outstanding options and shares of restricted stock within 30 days of the termination of his employment, we will pay him the value of his outstanding options and his shares of restricted stock.

         The reasons specified in Mr. Lundstrom's employment agreement that would justify his resigning and receiving the liquidated damages described above are a material breach of the agreement by us (including a reduction in his salary or a material reduction in his fringe benefits), a failure to elect him to the positions in which he has a right to serve under his employment agreement, a failure to vest in him the authority and responsibilities associated with those positions, a failure to nominate or elect him as a director of TierOne Corporation or TierOne Bank, a change in his principal place of employment to a location more than 25 miles from our corporate headquarters in Lincoln, Nebraska, or the liquidation, dissolution, bankruptcy or insolvency of TierOne Corporation or TierOne Bank, a termination by him of his employment with TierOne Bank for good reason or a termination of his employment by TierOne Bank for other than cause, regulatory action, death or disability.

         If a change in control of TierOne Corporation occurs prior to the end of the term of his employment agreement, Mr. Lundstrom will be entitled to receive, in addition to any liquidated damages if his employment is terminated, a lump sum payment equal to the greater of (i) the salary and cash bonus or incentive compensation he would have received if his employment had continued until the expiration of the term of his employment agreement or (ii) three times his average annual gross income from us or our subsidiaries during the past five full calendar years before the change in control. In the event that due to a change in control, any amount paid or payable to Mr. Lundstrom is subject to the 20% excise tax under Section 4999 of the Internal Revenue Code, then he will be entitled to an additional payment such that, on an after-tax basis, he is indemnified for the excise tax.

         Mr. Lundstrom's employment agreement contains a covenant not to compete, under which he agrees that if his employment terminates before the expiration of the term of his employment agreement, he will not compete with us in any county in which we maintain an office until the expiration of the earlier of two years from the date on which his employment terminates or the date on which the term of his employment agreement would otherwise expire. In addition, for two years after his employment terminates, he agrees to not solicit our customers or solicit our employees to accept other employment in the counties where we maintain offices.

         In connection with the conversion, TierOne Corporation also entered into a three-year employment agreement with Mr. Laphen as President and Chief Operating Officer. The provisions of Mr. Laphen's contract, including the non-duplication provisions, are substantially identical to Mr. Lundstrom's except that in the event of a change of control of us which occurs prior to the expiration of the term of his employment agreement, he will be entitled to receive the greater of the amount of liquidated damages provided by the employment agreement or the amount due as a result of a change in control. Mr. Laphen will not receive both liquidated damages and change in control benefits.

         Because the amount of the payments and benefits that could constitute a parachute payment is dependent upon the timing, price and structure of any change in control that may occur in the future, it is not possible at this time to quantify the severance benefits payable to Messrs. Lundstrom and Laphen under the employment agreements.

         CHANGE IN CONTROL AGREEMENTS. In connection with the conversion, we entered into three-year change in control agreements with Messrs. Furnas, Ludemann, Pfeil and Witkowicz and two-year change in control agreements with Messrs. James R. McLaughlin, Edward J. Swotek and Delmar E. Williams and Mesdames Paula J. Luther and Patricia A. Young, none of whom are covered by an employment agreement. The terms of the change in control agreements will be renewed on an annual basis unless written notice of non-renewal is given by our Board of Directors. The change in control agreements provide that in the event of a change in control, as defined, of TierOne Corporation, the officer, upon his voluntary (for good reason as defined in the change in control agreement) or involuntary termination, would be entitled to receive a severance payment equal to either three times or two times (depending on whether the officer has a three-year or a two-year change in control agreement) the officer's highest level of aggregate base salary and cash incentive compensation paid to him or her during the calendar year in which the termination occurs (determined on an annualized basis) or either of the two calendar years immediately preceding the calendar year in which the termination occurs. We also maintain and provide, at no cost to the officer, for his or her continued participation in all group insurance, life insurance, health and accident insurance, disability insurance and other employee benefit plans and arrangements (excluding the employee stock ownership plan and any other stock benefit plans as well as any cash incentive compensation) for the period ending the earlier of the expiration of the remaining term of the change in control agreement or the date of the officer's full-time employment with another party pursuant to which he or she receives substantially similar benefits.

         In the event payments and benefits under the change in control agreements, together with other payments and benefits the officers may receive, would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, such payments would be reduced to an amount necessary to avoid such payments constituting parachute payments. Because the amount of the payments and benefits that could constitute a parachute payment is dependent upon the timing, price and structure of any change in control that may occur in the future, it is not possible at this time to quantify the severance benefits payable to the officers under the change in control agreements.

BENEFIT PLANS

         RETIREMENT PLAN. During 2003, we maintained the TierOne Retirement Plan, a defined benefit plan intended to satisfy the tax-qualification requirements of Section 401(a) of the Internal Revenue Code. Employees, other than employees paid solely on a retainer or fee basis, became eligible to participate in the retirement plan upon the attainment of age 21 and the completion of one year of eligibility service. Effective December 31, 2002, there was a plan curtailment resulting in a freeze of future accrual of benefits under the plan. Effective January 1, 2004, we merged our defined benefit plan with an unrelated multiple employer plan.

         The retirement plan provided for a monthly benefit upon a participant's retirement at the age of 65, or if later, the fifth anniversary of the participant's initial participation in the retirement plan (i.e., the participant's "normal retirement date"). A participant may also receive a benefit on his early retirement date, which is the date on which he attains age 60 and completes ten years of vesting service. Benefits received prior to a participant's normal retirement date are reduced by certain factors set forth in the retirement plan. All participants are now fully vested in their benefits under the retirement plan upon termination. The participants' benefits under the new multiple employer retirement plan are identical to those under our former plan.

         The following table sets forth the estimated annual benefits payable upon normal retirement at age 65 at various levels of compensation and years of service.

                          Years of Benefit Service
------------------------------------------------------------------------------
Final Average
  Earnings           15           20           25           30           35
-------------     --------     --------     --------     --------     --------
$      50,000     $  7,500     $ 10,000     $ 13,000     $ 18,000     $ 23,000
       75,000       11,250       15,000       19,500       27,000       34,500
      100,000       15,000       20,000       26,000       36,000       46,000
      125,000       18,750       25,000       32,500       45,000       57,500
      150,000       22,500       30,000       39,000       54,000       69,000
      175,000       25,500       34,000       44,200       61,200       78,200
      200,000(1)    25,500       34,000       44,200       61,200       78,200

-------------------------

(1) The maximum amount of annual compensation which the retirement plan can consider in computing benefits is $205,000 for 2004 pursuant to Section 401(a)(17) of the Internal Revenue Code.

         The approximate full years of credited service, as of December 31, 2003, for the named executive officers is listed below. Due to the curtailment of the retirement plan, the named executive officers did not accrue additional years of service after 2002.

        Name                         Years of Service
--------------------                 ----------------
Gilbert G. Lundstrom                        8
James A. Laphen                             1
Eugene B. Witkowicz                        27
Gale R. Furnas                             22
Roger R. Ludemann                           7

         MANAGEMENT INCENTIVE COMPENSATION PLAN. We maintain the TierOne Bank Management Incentive Compensation Plan. The plan is administered by a committee currently consisting of four executive officers (including two who serve as directors) appointed by the Board. The Management Incentive Compensation Plan is designed to give officers and key employees an incentive for effectively operating TierOne Bank and to further its earning power by providing cash payments, equal to a certain percentage of their base salaries, based on individual and organization performance. The Board of Directors establishes incentive compensation for any member of the committee who participates in the plan. Eligibility in the Management Incentive Compensation Plan is limited to individuals that the committee believes have a significant opportunity to improve our profits and growth. Individuals participating in this plan cannot participate in any other annual incentive plan of TierOne Bank. For 2004, five performance criteria are being used: earnings per share of TierOne Corporation, TierOne Bank's return on average assets, net interest margin, non-performing assets to tangible capital ratio and efficiency ratio. Other than the profitability and earnings per share criteria, each of the other criteria are measured against a peer group set forth in the plan currently consisting of 11 similarly-sized financial institutions. The criteria are reviewed by the committee annually and may be revised by the Board upon the recommendation of the committee. The level of payment under the terms of the plan is expressed in terms of a range from minimum to maximum depending upon performance. The amount of a participant's award is a function of the performance of TierOne Bank compared to the organizational criteria as well as the participant's performance compared to a series of individual goals. No awards (except a discretionary award) may be made if TierOne Corporation does not achieve the earnings per share criterion. In the event TierOne Bank does not satisfy the organizational criteria, the Board of Directors may authorize a discretionary bonus to an individual in the plan. However, the discretionary award may not exceed the midpoint (target) level of payment from the plan.

         SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS. We currently maintain a supplemental executive retirement plan for Mr. Lundstrom. Under the plan, in consideration for remaining in our employ until his retirement (upon or after attaining age 65), Mr. Lundstrom will receive a supplemental benefit for a period of 15 years. Mr. Lundstrom's annual supplemental benefit will equal his average annual compensation (excluding bonuses and incentive compensation) during the three years of employment affording the highest average compensation, reduced by amounts paid under the retirement plan or any disability benefits paid by us, multiplied by 50%. If Mr. Lundstrom dies after he retires but before the supplemental benefits are paid for 15 years, the remaining supplemental benefits will be paid to his beneficiary or estate. In the event he dies before retirement, he will be covered by a split dollar life insurance agreement funded by us. The supplemental executive retirement plan requires Mr. Lundstrom to continue his services with us and not to compete with us in order to receive the benefits thereunder. The unfunded plan represents only a promise on our part to pay the benefits thereunder and is subject to the claims of our creditors.

         In the event of disability, we may pay an annual supplemental benefit for up to ten years or until (i) the discontinuance of such disability and employment is fully restored, (ii) Mr. Lundstrom becomes eligible for benefits provided at retirement under the plan, which benefits shall be exclusive of and in addition to any disability payments, or (iii) death.

         We have also implemented two additional supplemental executive retirement plans to provide for supplemental benefits to certain employees (initially Messrs. Lundstrom and Laphen) whose benefits under the employee stock ownership plan and the 401(k) Plan are reduced by limitations imposed by the Internal Revenue Code. The supplemental benefits will equal the amount of the additional benefits the participants would receive if there were no income limitations imposed by the Internal Revenue Code. From time to time, our Board of Directors will designate which employees may participate in these additional supplemental executive retirement plans.

         DEFERRED COMPENSATION ARRANGEMENTS. We currently maintain deferred compensation arrangements with approximately 15 individuals, including some former employees who currently receive benefits pursuant to such arrangements. The deferred compensation arrangements were established to reward employees for their valuable services to us. Among the individuals with whom we maintain deferred compensation arrangements are Messrs. Witkowicz, Pfeil and Roschewski.

         The arrangements generally provide that the employees will receive a monthly benefit, beginning at their retirement, for a fixed number of years. The agreements require the employees to continue their employment with us until their retirement (other than as a result of death), or they will forfeit any benefit they had under the terms of the arrangement. In addition, the employee agrees that after his retirement, he will not engage nor become associated with any other employer engaged in competition with us, either directly or indirectly. The majority of the arrangements provide for a monthly benefit of approximately $100 to $600 for a period of 120 months.

         The deferred compensation arrangements are unfunded, represent only promises on our part to pay amounts in the future and are subject to the claims of our creditors. As of December 31, 2003, the approximate present value of the benefits payable pursuant to the 15 deferred compensation arrangements was $432,000.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         TierOne Bank currently only offers educational, checking overdraft and loans on savings accounts to its senior executive officers and directors. In accordance with applicable federal laws and regulations, TierOne Bank offers mortgage loans to its other officers and employees as well as members of their immediate families for the financing of their primary residences and certain other loans. These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

         Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution, such as TierOne Bank, to its executive officers, directors and, to the extent otherwise permitted, principal shareholder(s), or any related interest of the foregoing, must be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings institution with non-affiliated parties; unless the loans are made pursuant to a benefit or compensation program that (a) is widely available to employees of the institution, and (b) does not give preference to any director, executive officer or principal shareholder, or certain affiliated interests of either, over other employees of the savings institution and must not involve more than the normal risk of repayment or present other unfavorable features. TierOne Bank's policy is in compliance with Section 22(h) of the Federal Reserve Act.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board is responsible for developing executive compensation policies for TierOne Corporation and TierOne Bank and for setting the compensation for the Chief Executive Officer and Chief Operating Officer. Executive officers of TierOne Corporation who hold identical positions with TierOne Bank do not receive any compensation for service as officers of TierOne Corporation. As a result of the recently adopted amendments to the Nasdaq listing requirements, the Compensation Committee will be responsible for setting compensation for all of the executive officers in 2004 and in future years. During fiscal 2003, the Stock Benefits Committee established the initial grant levels of TierOne Corporation's stock option and restricted stock plans which were approved by shareholders in April 2003.

         The Compensation Committee and the Stock Benefits Committee of the Board are comprised entirely of independent outside directors as defined under the Nasdaq listing standards. During the year ended December 31, 2003, the Compensation Committee met two times.

GENERAL COMPENSATION OBJECTIVES AND POLICIES

         The Committee seeks to ensure that:

         - the interests of TierOne Corporation's employees are aligned with those of its shareholders through potential stock ownership;

         - rewards are closely linked to company-wide and individual performance;

         - incentives are provided for executive officers to work toward achieving successful annual results as a step toward fulfilling TierOne Corporation's long-term operating results and strategic objectives;

         - the structure of executive officers' compensation balances short-term and long-term goals and objectives;

         - compensation levels are reasonably competitive with comparable financial institutions; and

         - TierOne Bank and TierOne Corporation can attract, retain and motivate top performing executive officers in a cost effective manner for the long-term success of TierOne Corporation.

         The Compensation Committee applies these objectives through a compensation structure comprised of both base salary and incentive-based compensation, both short and long-term. Since a large part of total compensation is incentive based, a direct link is established between executive compensation and the long-term performance of TierOne Bank and TierOne Corporation. During 2003, the Compensation Committee also focused on developing a long-term incentive compensation plan utilizing the Option Plan and Recognition Plan adopted in 2003. Although the discussion below describes the methodology used to establish compensation levels in 2003, the process of evaluating and determining the most appropriate executive compensation structure is an ongoing matter and accordingly, the Compensation Committee may determine to use the same or a different methodology to establish compensation levels in future years.

         In determining the broad general salary and benefit policies, and to establish base salary and incentive compensation levels, the Compensation Committee utilizes outside consultants and labor market studies. The compensation survey information is drawn from both national and regional financial research organizations that report compensation practices and salary levels for executive positions at comparably-sized financial institutions, specifically community banks and thrifts. The Compensation Committee's objective is to provide base salaries as well as the appropriate mix of total compensation that is reasonably competitive with total compensation paid by TierOne Corporation's peers as identified in such surveys. TierOne Corporation adopted updated compensation guidelines recommended by an outside national professional consulting firm in fiscal year 2002 and updated the compensation guidelines for a select number of executives in 2003.

COMPONENTS OF EXECUTIVE COMPENSATION

         The three primary components of executive compensation of our executive officers are base salary, annual cash incentive compensation and long-term equity-based incentive compensation.

         BASE SALARY. The Compensation Committee reviews market data compiled by outside consultants with respect to TierOne Corporation's peer group, supplemented by general industry information, to assess the competitiveness of the base salary of the Chief Executive Officer, the Chief Operating Officer and the other executive officers. The Compensation Committee considers the job performance and contribution to the successful operation of TierOne Corporation and TierOne Bank by the Chief Executive Officer, the Chief Operating Officer and the other executive officers (and in the case of executive officers other than the Chief Executive Officer, the Compensation Committee also considers the job performance evaluation and recommendation of the Chief Executive Officer before approving a salary adjustment for such executive officer) in determining any adjustment to the officer's salary. Executive base salaries are intended to be at levels reasonably comparable to the peer group with the opportunity for compensation at above market levels to come from the incentive compensation portion of the compensation program.

         ANNUAL INCENTIVE COMPENSATION. The Company's annual incentive compensation program, referred to as the Management Incentive Compensation Plan, is designed to provide performance-based annual compensation based on the achievement of performance targets approved by the Compensation Committee and the Board of Directors. For 2003, six criteria were used: profitability and earnings per share of TierOne Corporation and TierOne Bank's return on average assets, net interest margin, non-performing assets to tangible capital ratio and efficiency ratio. Other than the profitability and earnings per share criteria, each of the other criteria were measured against a peer group set forth in the Plan consisting of 12 comparably-sized financial institutions. The amount of a participant's award was a function of the performance of TierOne Corporation and/or TierOne Bank compared to the organizational criteria as well as the participant's performance compared to a series of individual goals.

         The incentive compensation awards approved in February 2004 for 2003 by the Compensation Committee for the Chief Executive Officer and Chief Operating Officer were $328,090 and $189,237.

         LONG-TERM INCENTIVES. In 2003, the Stock Benefits Committee approved long-term incentive awards for executive officers which were in the form of restricted stock or stock option awards pursuant to the Option Plan and the Recognition Plans approved by the Board of Directors and the shareholders in 2003. Stock option awards have an exercise price equal to the fair market value of a share of stock on the date of the award. Stock option awards and restricted stock awards vest pro rata over a five year period at the rate of 20% per year. In approving such awards, the Stock Benefits Committee considered stock option and restricted stock awards as a means to motivate the executive officers and reward them for the creation of shareholder value; took into account the performance of TierOne Corporation and TierOne Bank and relative total shareholder return; looked at the value of these types of awards granted to executive officers in peer financial institutions and the banking industry; and included consideration of the executive officers' individual performance and retention considerations.

         In April 2003, the Stock Benefits Committee approved restricted stock awards pursuant to the Recognition Plan and stock option awards pursuant to the Option Plan. The Chief Executive Officer and the Chief Operating Officer were awarded 220,000 and 110,000 shares, respectively, of restricted stock. Awards of options covering 542,000 and 270,000 shares were made to the Chief Executive Officer and the Chief Operating officer, respectively, such options vesting pro rata over five years and having an exercise price equal to the fair market value of a share of stock on the date of the award was made pursuant to the Option Plan.

         Six other executive officers received restricted stock awards of between 9,000 and 40,000 shares pursuant to the Recognition Plan. All such awards vest pro rata over five years from the date of the award. The same six executive officers also received option awards covering from 8,000 to 90,000 shares, such options vesting pro rata over five years pursuant to the Option Plan and having an exercise price equal to the fair market value on the date of the award.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF OPERATING OFFICER

         The compensation paid for the year ended December 31, 2003 to Gilbert
G. Lundstrom, Chief Executive Officer of the TierOne Corporation and TierOne Bank, and James A. Laphen, President and Chief Operating Officer of TierOne Corporation and TierOne Bank, reflected the considered judgment of the Compensation Committee embracing the policies and processes described above.

         Mr. Lundstrom's base salary was $491,521 for 2003, the same as for 2002. Mr. Laphen's base salary was $315,001for 2003, an increase of 5.0% over 2002. In determining the Chief Executive Officer's and Chief Operating Officer's fiscal 2003 salary, the Compensation Committee considered salaries offered by stock savings institutions and banks and their holding companies nationwide as provided by the consultant study discussed above. The Compensation Committee took into consideration the anticipated level of equity awards. The Compensation Committee also took into account the 23.9% growth in total assets between December 31, 2001 and December 31, 2002, the 179.2% increase in TierOne Corporation's total equity between such dates (taking into account the successful completion of TierOne Bank's conversion to stock form) as well as the 14.8% increase in net income for 2002 as compared to 2001. The Compensation Committee also considered Mr. Lundstrom's and Mr. Laphen's contributions in controlling TierOne Bank's operating expenses and in overseeing the successful completion of TierOne Bank's conversion to stock form. No specific formula was used by the Compensation Committee to establish the Chief Executive Officer's and the Chief Operating Officer's base salary.

         The Company's Compensation Committee consists of the following Directors, each of whom is an independent outside director.

                           The Compensation Committee

                               Joyce Person Pocras
                              Campbell R. McConnell
                               Ann Lindley Spence

                                PERFORMANCE GRAPH

         TierOne Corporation completed its initial public offering on October 1, 2002, during which we sold an aggregate of 22,075,075 shares of our common stock at a price of $10.00 per share. The following graph represents $100 invested in our common stock at the $14.00 per share closing price of the common stock on the Nasdaq National Market on October 2, 2002, the date our common stock commenced trading on the Nasdaq. The graph demonstrates comparison of the cumulative total returns for the common stock of TierOne Corporation, the Russell 2000 Index and the SNL Securities $1B-$5B Thrift Index for the periods indicated.

                              [PERFORMANCE GRAPH]

                                                    PERIOD ENDING
                            -----------------------------------------------------------------
         INDEX              10/02/02    12/31/02    3/31/03    6/30/03    9/30/03    12/31/03
------------------------    --------    --------    -------    -------    -------    --------
TierOne Corporation           100.00      108.29     117.50     139.64     150.79      164.00
Russell 2000                  100.00      106.75     101.96     125.84     137.26      157.20
SNL $1B-$5B Thrift Index      100.00      103.32     106.90     123.99     137.33      154.96

------------------

*        Source, SNL Financial LC.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of February 27, 2004, the record date for the Annual Meeting, certain information as to the common stock beneficially owned by (a) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (b) our directors, (c) certain executive officers named in the Summary Compensation Table; and (d) all directors, nominee for director and executive officers as a group.

                                                                    Amount and Nature
                       Name of Beneficial                             of Beneficial
                       Owner or Number of                            Ownership as of           Percent of
                        Persons in Group                           February 27, 2004(1)       Common Stock
---------------------------------------------------------------    --------------------       ------------
TierOne Corporation Employee Stock Ownership Plan Trust                1,805,931(2)                8.9%
   1235 N Street
   Lincoln, Nebraska 68508

Private Capital Management, L.P.                                       2,236,300(3)               11.0
Bruce S. Sherman
Gregg J. Powers
   8889 Pelican Bay Boulevard
   Naples, Florida 34108

Neuberger Berman, LLC                                                  1,287,200(4)                6.3
   605 Third Avenue
   New York, New York 10158

Directors:
   Gilbert G. Lundstrom                                                  512,584(5)(6)             2.5
   James A. Laphen                                                       202,892(5)(7)             1.0
   Campbell R. McConnell                                                 117,725(5)(8)               *
   Joyce Person Pocras                                                    98,225(5)(9)               *
   LaVern F. Roschewski                                                   97,925(5)(10)              *
   Ann Lindley Spence                                                     97,725(5)(11)              *

Nominee for Director:
   Charles W. Hoskins                                                         --                     *

Other Named Executive Officers:
   Roger R. Ludemann                                                     121,351(5)(12)              *
   Gale R. Furnas                                                         95,701(5)(13)              *
   Eugene B. Witkowicz                                                    94,828(5)(14)              *

All Directors, Nominee for Director and Executive Officers of
   TierOne Corporation and TierOne Bank as a group (14 persons)        1,581,527(5)                7.7%

----------------------

*        Represents less than 1% of the outstanding stock.

                                        (Footnotes continued on following page.)

----------------------

(1) Based upon filings made pursuant to the Securities Exchange Act of 1934 and information furnished by the respective individuals. Under regulations promulgated pursuant to the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) The TierOne Corporation Employee Stock Ownership Plan Trust was established pursuant to the TierOne Corporation employee stock ownership plan by an agreement between TierOne Corporation and RSGroup Trust Company who acts as trustee of the plan.

         As of December 31, 2003, a total of 188,051 shares held in the trust had been allocated to the accounts of participating employees. Under the terms of the employee stock ownership plan, the trustee votes all allocated shares held in the employee stock ownership plan in accordance with the instructions of the participating employees. Allocated shares for which employees do not give instructions generally will not be voted, subject to the fiduciary duties of the trustee and unallocated shares generally are voted in the same ratio on any matter as to those shares for which instructions are given.

(3) The information regarding beneficial ownership by Private Capital Management, L.P., Bruce S. Sherman and Gregg J. Powers is reported by them in an amended statement dated January 12, 2004, on Schedule 13G/A filed with the Securities and Exchange Commission. Private Capital Management, Mr. Sherman and Mr. Powers reported shared voting and shared dispositive power over 2,236,300 shares. Private Capital Management, L.P. filed the Schedule 13G/A on behalf of Private Capital Management, L.P., Bruce S. Sherman, its Chief Executive Officer, and Gregg J. Powers, its President.

(4) According to the Schedule 13G filed with the Securities and Exchange Commission, Neuberger Berman, LLC reports that it has shared voting power over 1,285,300 shares and shared dispositive power over 1,287,200 shares. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman's various investment funds. No other Neuberger Berman, LLC advisory client has an interest of more than 5% of TierOne Corporation.

(5) (a) Includes options to acquire shares of our common stock that are exercisable on February 27, 2004, or 60 days thereafter, under our 2003 Stock Option Plan as follows:

           Name                        Number of Shares
---------------------------            ----------------
Gilbert G. Lundstrom                       108,400
James A. Laphen                             54,000
Campbell R. McConnell                       22,575
Joyce Person Pocras                         22,575
LaVern F. Roschewski                        22,575
Ann Lindley Spence                          22,575
Roger R. Ludemann                           18,000
Gale R. Furnas                              18,000
Eugene B. Witkowicz                         18,000
All Directors and Executive
   Officers of TierOne Corporation
   and TierOne Bank as a group
   (13 persons)                            328,300

         (b) Includes shares over which the directors or officers have voting power which have been granted pursuant to the 2003 Recognition and Retention Plan and are held in the associated trust, as follows:

           Name                        Number of Shares
---------------------------            ----------------
Gilbert G. Lundstrom                       220,000
James A. Laphen                            110,000
Campbell R. McConnell                       45,150
Joyce Person Pocras                         45,150
LaVern F. Roschewski                        45,150
Ann Lindley Spence                          45,150
Roger R. Ludemann                           40,000
Gale R. Furnas                              40,000
Eugene B. Witkowicz                         40,000
All Directors and Executive
   Officers of TierOne Corporation and
   TierOne Bank as a group (13 persons)    697,600

         None of the awards set forth in paragraphs (a) and (b) above had vested as of the record date for the Annual Meeting.

                                        (Footnotes continued on following page.)

--------------------

(6) Includes 80,000 shares held jointly with Mr. Lundstrom's wife, 5,992 shares held in Mr. Lundstrom's account in TierOne Bank's 401(k) savings plan, 15,000 shares held in Mr. Lundstrom's IRA account, 81,000 shares held in two trusts in which Mr. Lundstrom's spouse has a pecuniary interest and 2,192 shares which have been allocated to Mr. Lundstrom's account in the employee stock ownership plan.

(7) Includes 30,350 shares held jointly with Mr. Laphen's wife, 50 shares held in Mr. Laphen's account in TierOne Bank's 401(k) savings plan, 2,192 shares which have been allocated to Mr. Laphen's account in the employee stock ownership plan and 6,300 shares held by Mr. Laphen in his IRA account.

(8)      Includes 50,000 shares held jointly with Dr. McConnell's wife.

(9) Includes 16,000 shares held by Ms. Pocras' husband, 2,500 shares held in Ms. Pocras' IRA account and 12,000 shares held in Ms. Pocras' account in TierOne Bank's 401(k) savings plan.

(10) Includes 30,000 shares held in Mr. Roschewski's account in TierOne Bank's 401(k) savings plan and 200 shares held in two trusts for the benefit of Mr. Roschewski's children of which Mr. Roschewski is a co-trustee.

(11)     Includes 30,000 shares held jointly with Ms. Spence's husband.

(12) Includes 15,560 shares held by Mr. Ludemann's wife, 24,400 shares held in Mr. Ludemann's account in TierOne Bank's 401(k) savings plan, 1,691 shares allocated to Mr. Ludemann's account in the employee stock ownership plan and 9,700 shares held by Mr. Ludemann in his IRA account.

(13) Includes 16,336 shares held in Mr. Furnas' account in TierOne Bank's 401(k) savings plan, 1,930 shares which have been allocated to Mr. Furnas' account in the employee stock ownership plan and 1,935 shares held by Mr. Furnas in his IRA account.

(14) Includes 8,500 shares held jointly with Mr. Witkowicz's wife, 26,500 shares held in Mr. Witkowicz's account in TierOne Bank's 401(k) savings plan and 1,828 shares which have been allocated to Mr. Witkowicz's account in the employee stock ownership plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. We know of no person who owns 10% or more of common stock, other than Private Capital Management, L.P.

         Based solely on our review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, the fiscal year ended December 31, 2003, our officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Securities Exchange Act of 1934.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

         The Audit Committee of the Board of Directors of TierOne Corporation has appointed KPMG LLP, independent certified public accountants, to perform the audit of our financial statements for the year ending December 31, 2004, and further directed that the selection of auditors be submitted for ratification by the shareholders at the Annual Meeting.

         We have been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with TierOne Corporation or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. KPMG LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

         In determining whether to appoint KPMG LLP as our auditors, the Audit Committee considered whether the provision of services, other than auditing services, by KPMG LLP is compatible with maintaining the auditors' independence. In addition to performing auditing services as well as reviewing our public filings, our auditors performed tax-related services, including the completion of our corporate tax returns, in fiscal 2003. The Audit Committee believes that KPMG LLP's performance of these other services is compatible with maintaining the auditor's independence.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE
       APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                            ENDING DECEMBER 31, 2004.

AUDIT FEES

         The following table sets forth the aggregate fees paid by us to KPMG LLP for professional services rendered by KPMG LLP in connection with the audit of TierOne Corporation's consolidated financial statements for 2003 and 2002, as well as the fees paid by us to KPMG LLP for audit-related services, tax services and all other services rendered by KPMG LLP to us during 2003 and 2002.

                                                                Year Ended December 31,
                                                                -----------------------
                                                                  2003          2002
                                                                ---------     ---------
Audit fees (1)...........................................       $ 126,677     $ 316,840
Audit-related fees (2)...................................          26,600        19,000
Tax fees (3).............................................          66,300        32,540
All other fees...........................................              --            --
                                                               ----------     ---------
Total....................................................       $ 219,577     $ 368,380
                                                                =========     =========

--------------------

(1) Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the Securities and Exchange Commission, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2) Audit-related fees consist of fees incurred in connection with audits of the financial statements of our employee benefit plans.

(3) Tax fees consist primarily of fees paid in connection with preparing federal and state income tax returns and other tax related services.

         The Audit Committee selects our independent auditors and pre-approves all audit services to be provided by it to TierOne Corporation. The Audit Committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent auditors in accordance with the Audit Committee's charter. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent auditors. The Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary. The Chair of the Audit Committee has been delegated the authority to approve non-audit related services in lieu of the full Audit Committee. On a quarterly basis, the Chair of the Audit Committee presents any previously-approved engagements to the full Audit Committee.

         Each new engagement of KPMG LLP was approved in advance by the Audit Committee or its Chair, and none of those engagements made use of the de minimis exception to pre-approval contained in the Securities and Exchange Commission's rules.

                         REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is responsible for selecting our independent auditors. The Audit Committee reviews with management and the independent auditors the systems of internal control, reviews the annual financial statements, including the Annual Report on Form 10-K and monitors TierOne Corporation's adherence in accounting and financial reporting to generally accepted accounting principles.

         The Audit Committee of TierOne Corporation has adopted a charter which was attached as Appendix A to our Proxy Statement for the 2003 Annual Meeting of Shareholders. The Board of Directors has determined that Ms. Pocras meets the Securities and Exchange Commission's definition of audit committee financial expert. Also, if elected and appointed to the Audit Committee, our Board of Directors has determined that Mr. Hoskins would likewise meet the Securities and Exchange Commission's definition of audit committee financial expert.

         The Audit Committee has reviewed and discussed TierOne Corporation's audited financial statements with management. The Audit Committee has discussed with TierOne Corporation's independent auditors, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with KPMG LLP, the independent auditors' independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in TierOne Corporation's Annual Report on Form 10-K for fiscal year 2003 for filing with the Securities and Exchange Commission.

                         Members of the Audit Committee

                              Campbell R. McConnell
                               Ann Lindley Spence
                               Joyce Person Pocras

                     SHAREHOLDER PROPOSALS, NOMINATIONS AND
                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         SHAREHOLDERS PROPOSALS. Any proposal which a shareholder wishes to have included in the proxy materials of TierOne Corporation relating to the next Annual Meeting of Shareholders of TierOne Corporation, which is currently expected to be held in May 2005, must be received at the principal executive offices of TierOne Corporation, 1235 N Street, Lincoln, Nebraska 68508,
Attention: Eugene B. Witkowicz, Corporate Secretary, no later than November 22, 2004. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the Proxy Statement and set forth on the form of proxy issued for such Annual Meeting of Shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Shareholder proposals which are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 may be brought before an Annual Meeting pursuant to Section 2.14 of TierOne Corporation's Bylaws. Notice of the proposal must also be given in writing and delivered to, or mailed and received at, our principal executive offices by November 22, 2004. The notice must include the information required by Section 2.14 of our Bylaws.

         SHAREHOLDER NOMINATIONS. Our Bylaws provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the Board of Directors, other than those made by the Board or a committee thereof, shall be made by a shareholder who has complied with the notice provisions in the Bylaws. Written notice of a shareholder nomination generally must be communicated to the attention of the Corporate Secretary and either delivered to, or mailed and received at, our principal executive offices not later than, with respect to an Annual Meeting of Shareholders, 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding Annual Meeting of Shareholders or by November 22, 2004, in the case of the 2005 Annual Meeting. We did not receive any shareholder nominations for the 2004 Annual Meeting.

         OTHER SHAREHOLDER COMMUNICATIONS. Our Board of Directors has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of TierOne Corporation, c/o Eugene B. Witkowicz, Corporate Secretary, at 1235 N Street, Lincoln, Nebraska 68508. Mr. Witkowicz will forward such communications to the director or directors to whom they are addressed.

                                 ANNUAL REPORTS

         A copy of our Annual Report to Shareholders for the year ended December 31, 2003 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST, WE WILL FURNISH TO ANY SHAREHOLDER WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL 2003 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO MR. EDWARD J. SWOTEK, TIERONE CORPORATION, 1235 N STREET, LINCOLN, NEBRASKA 68508.

                                  OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by TierOne Corporation. TierOne Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of TierOne Corporation's common stock. In addition to solicitations by mail, directors, officers and employees of TierOne Corporation may solicit proxies personally or by telephone without additional compensation. We have also engaged Georgeson Shareholder Communications, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. Such firm will be paid a fee of $6,000.00, plus reimbursement of out-of-pocket expenses.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                               TIERONE CORPORATION

                                   MAY 4, 2004

                           Please date, sign and mail
                         your proxy/voting instruction
                         card in the envelope provided
                              as soon as possible.

     Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES LISTED
                          BELOW AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.   TO ELECT DIRECTORS: For three-year terms expiring in 2007.

                         NOMINEES:

[ ] FOR ALL NOMINEES     ( ) Ann Lindley Spence
                         ( ) Charles W. Hoskins

[ ] WITHHOLD AUTHORITY
    FOR ALL NOMINEES

[ ] FOR ALL EXCEPT
    (See instruction below)


                                                         FOR   AGAINST   ABSTAIN
2.   PROPOSAL to ratify the appointment of the           [ ]     [ ]       [ ]
     independent auditors.

3. In their discretion, the proxies/trustees are authorized to vote upon such other business as may properly come before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF TIERONE CORPORATION, THE ACCOMPANYING PROXY STATEMENT AND ANNUAL REPORT PRIOR TO THE SIGNING OF THIS PROXY/VOTING INSTRUCTION CARD.

THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS FOR ANY SHARES HELD IN THE TIERONE BANK 401(k) SAVINGS PLAN AND THE TIERONE CORPORATION ESOP AND THE UNDERSIGNED HEREBY AUTHORIZES THE RESPECTIVE TRUSTEES OF SUCH PLANS TO VOTE THE SHARES ALLOCATED TO THE UNDERSIGNED'S ACCOUNT(S) AS PROVIDED HEREIN. UNVOTED SHARES IN THE TIERONE BANK 401(k) SAVINGS PLAN WILL BE VOTED IN THE SAME MANNER AND PROPORTION AS THE SHARES OF COMMON STOCK HELD IN SUCH PLAN FOR WHICH VOTING INSTRUCTIONS FROM PARTICIPANTS ARE RECEIVED. SHARES HELD IN THE TIERONE CORPORATION ESOP ALLOCATED TO PARTICIPANTS' ACCOUNTS WILL GENERALLY NOT BE VOTED UNLESS THE PROXY/VOTING INSTRUCTION CARD IS RETURNED.

INSTRUCTION:   To withhold authority to vote for an individual nominee, mark
               "FOR ALL EXCEPT" and fill in the circle next to the nominee you wish to withhold, as shown here: (X)

To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note        [ ]
that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder                                Signature of Shareholder
and/or Plan Participant____________    Date: _________  and/or Plan Participant______________  Date: ____________

NOTE: Please sign exactly as your name or names appear on this Proxy/instruction card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                          PROXY/VOTING INSTRUCTION CARD

                               TIERONE CORPORATION

                       THIS PROXY/VOTING INSTRUCTION CARD
                IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      OF TIERONE CORPORATION FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 4, 2004

         The undersigned hereby appoints the Board of Directors of TierOne Corporation or any successors thereto, as proxies with full powers of substitution, and/or the Trustee of the 401(k) Plan of TierOne Bank or Trustee of the Employee Stock Ownership Plan, to represent and vote, as designated on the reverse side, all the shares of common stock of TierOne Corporation held of record by the undersigned or allocated to the undersigned's accounts in the 401(k) Plan and/or ESOP, on February 27, 2004, at the Annual Meeting of Shareholders to be held in the Regents A Room at Embassy Suites Hotel, located at 1040 P Street, Lincoln, Nebraska on May 4, 2004, at 10:00 a.m., Central Daylight Time, or at any adjournment thereof. The shares of TierOne Corporation's common stock will be voted as specified. If not otherwise specified, this proxy/voting instruction card will be voted for the Board of Directors' nominees, for each of the other proposals presented and otherwise at the discretion of the proxies.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

'
                        ANNUAL MEETING OF SHAREHOLDERS OF

                               TIERONE CORPORATION

                                   MAY 4, 2004

                            PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy/voting      COMPANY NUMBER
instruction card in the envelope provided as      ______________________________
soon as possible.

                 - OR -

TELEPHONE - Call toll-free 1-800-PROXIES          ACCOUNT NUMBER
(1-800-776-9437) from any touch-tone              ______________________________
telephone and follow the instructions. Have your proxy/voting instruction card available when you call.

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES LISTED
                          BELOW AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.   TO ELECT DIRECTORS: For three-year terms expiring in 2007.

                         NOMINEES:

[ ] FOR ALL NOMINEES     ( ) Ann Lindley Spence
                         ( ) Charles W. Hoskins

[ ] WITHHOLD AUTHORITY
    FOR ALL NOMINEES

[ ] FOR ALL EXCEPT
    (See instruction below)


                                                         FOR   AGAINST   ABSTAIN
2.   PROPOSAL to ratify the appointment of the           [ ]     [ ]       [ ]
     independent auditors.

3. In their discretion, the proxies/trustees are authorized to vote upon such other business as may properly come before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF TIERONE CORPORATION, THE ACCOMPANYING PROXY STATEMENT AND ANNUAL REPORT PRIOR TO THE SIGNING OF THIS PROXY/VOTING INSTRUCTION CARD.

THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS FOR ANY SHARES HELD IN THE TIERONE BANK 401(k) SAVINGS PLAN AND THE TIERONE CORPORATION ESOP AND THE UNDERSIGNED HEREBY AUTHORIZES THE RESPECTIVE TRUSTEES OF SUCH PLANS TO VOTE THE SHARES ALLOCATED TO THE UNDERSIGNED'S ACCOUNT(S) AS PROVIDED HEREIN. UNVOTED SHARES IN THE TIERONE BANK 401(k) SAVINGS PLAN WILL BE VOTED IN THE SAME MANNER AND PROPORTION AS THE SHARES OF COMMON STOCK HELD IN SUCH PLAN FOR WHICH VOTING INSTRUCTIONS FROM PARTICIPANTS ARE RECEIVED. SHARES HELD IN THE TIERONE CORPORATION ESOP ALLOCATED TO PARTICIPANTS' ACCOUNTS WILL GENERALLY NOT BE VOTED UNLESS THE PROXY/VOTING INSTRUCTION CARD IS RETURNED.

INSTRUCTION:   To withhold authority to vote for an individual nominee, mark
               "FOR ALL EXCEPT" and fill in the circle next to the nominee you wish to withhold, as shown here: (X)

To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note        [ ]
that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder                                Signature of Shareholder
and/or Plan Participant_________   Date: ___________    and/or Plan Participant______________  Date: __________

NOTE: Please sign exactly as your name or names appear on this Proxy/instruction card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                               TIERONE CORPORATION

                                   MAY 4, 2004

                        (401K) VOTING INSTRUCTION BALLOT

                          Please date, sign and return
                           your instruction ballot as
                                soon as possible.

     Please detach along perforated line and mail in the envelope provided.

   TIERONE CORPORATION'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
    BOARD'S NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2. SUCH VOTES ARE HEREBY
             SOLICITED BY TIERONE CORPORATION'S BOARD OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                    VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.   TO ELECT DIRECTORS: For three-year terms expiring in 2007.

                         NOMINEES:

[ ] FOR ALL NOMINEES     ( ) Ann Lindley Spence            three-year term, 2007
                         ( ) Charles W. Hoskins            three-year term, 2007

[ ] WITHHOLD AUTHORITY
    FOR ALL NOMINEES

[ ] FOR ALL EXCEPT
    (See instruction below)


                                                         FOR   AGAINST   ABSTAIN
2.   PROPOSAL to ratify the appointment of the           [ ]     [ ]       [ ]
     independent auditors.

3. In their discretion, the trustee is authorized to vote upon such other business as may properly come before the meeting.

IF YOU RETURN THIS CARD PROPERLY SIGNED BUT YOU DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED FOR THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

INSTRUCTION:   To withhold authority to vote for an individual nominee, mark
               "FOR ALL EXCEPT" and fill in the circle next to the nominee you wish to withhold, as shown here: (X)

To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note        [ ]
that changes to the registered name(s) on the account may not be submitted via this method.

Signature of                                        Signature of
Plan Participant_____________   Date: ____________  Plan Participant____________   Date: ___________

NOTE: This ballot must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                        401(K) VOTING INSTRUCTION BALLOT

                               TIERONE CORPORATION

         The signatory hereby instructs the Trustee of the 401(k) Plan of TierOne Bank to vote, as designated on the reverse side, all the shares of common stock of TierOne Corporation allocated to my account pursuant to the 401(k) Plan as of February 27, 2004 at the Annual Meeting of Shareholders to be held in the Regents A Room at Embassy Suites Hotel located at 1040 P Street, Lincoln, Nebraska, on Tuesday, May 4, 2004, at 10:00 a.m., Central Daylight Time, or at any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                   RECOGNITION PLAN VOTING INSTRUCTION BALLOT
                               TIERONE CORPORATION

[X]  PLEASE MARK VOTES AS
     IN THIS EXAMPLE

     The undersigned hereby instructs the Trustees of the 2003 Recognition and Retention Plan and Trust of TierOne Corporation to vote, as designated below, all the shares of common stock granted pursuant to the Recognition Plan to the undersigned as of February 27, 2004 at the Annual Meeting of Shareholders to be held in the Regents A Room at the Embassy Suites Hotel located 1040 P Street, Lincoln, Nebraska on Tuesday, May 4, 2004, at 10:00 a.m., Central Daylight Time, and any adjournment thereof.

1.   ELECTION AS DIRECTORS of all nominees listed:

                               FOR ALL
          FOR     WITHHOLD     EXCEPT
          [ ]       [ ]          [ ]

     NOMINEES FOR THREE-YEAR TERM EXPIRING IN 2007: CHARLES W. HOSKINS AND ANN LINDLEY SPENCE.

     Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.
     ___________________________________________________________________________

2. PROPOSAL TO RATIFY THE APPOINTMENT by the Audit Committee of KPMG LLP as TierOne Corporation's independent auditors for the fiscal year ending December 31, 2004.

          FOR     AGAINST     ABSTAIN
          [ ]       [ ]         [ ]

3. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

      Please be sure to sign and date             Date
         this Ballot in the box below.            ______________________________
__________________________                        ______________________________
Shareholder sign above                            Co-holder (if any) sign above

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE BOARD'S NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2. SUCH VOTES ARE HEREBY SOLICITED BY TIERONE CORPORATION'S BOARD OF DIRECTORS.

         IF YOU RETURN THIS CARD PROPERLY SIGNED BUT YOU DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED FOR THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2. IF YOU DO NOT RETURN THIS CARD, YOUR SHARES WILL BE VOTED IN THE TRUSTEES' DISCRETION.

                   PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN
             THE BALLOT TO EUGENE B. WITKOWICZ, CORPORATE SECRETARY.

                                                      [TIERONE CORPORATION LOGO]

                                                      1235 N Street
                                                      Lincoln, Nebraska 68508

                                                                  March 22, 2004

To: Persons Granted Restricted Stock Under TierOne Corporation's 2003 Recognition and Retention Plan

         As described in the attached materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of TierOne Corporation. We hope you will take advantage of the opportunity to direct the manner in which shares of restricted common stock granted to you pursuant to the 2003 Recognition and Retention Plan and Trust Agreement and held in the Trust will be voted.

         Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report to Shareholders and a voting instruction ballot, which will permit you to vote the restricted shares granted to you. After you have reviewed the Proxy Statement, we urge you to vote your restricted shares held pursuant to the Recognition Plan by marking, dating, signing and returning the enclosed voting instruction ballot to Eugene B. Witkowicz, Corporate Secretary. The Corporate Secretary will certify the totals to the Trustees of the Recognition Plan for the purpose of having those shares voted by the Trustees.

         We urge each of you to vote, as a means of participating in the governance of the affairs of TierOne Corporation. If your voting instructions for the shares held in the Recognition Plan are not received, the shares will be voted in the Trustees' discretion. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

         Please note that the enclosed material relates only to those shares which have been granted to you under the Recognition Plan. You should receive other voting material for those shares owned by you individually and not under the Recognition Plan.

                                       Sincerely,

                                       /s/ Gilbert G. Lundstrom
                                       Gilbert G. Lundstrom
                                       Chairman of the Board and Chief Executive
                                       Officer

                                                      [TIERONE CORPORATION LOOG]

                                                      1235 N Street
                                                      Lincoln, Nebraska 68508


                                                                  March 22, 2004



To: Persons Allocated Common Stock Under TierOne Corporation's Employee Stock Ownership Plan and/or TierOne Bank's 401(k) Savings Plan

        As described in the enclosed materials, proxies are being solicited in connection with the election of two (2) directors for a three-year term and to ratify the appointment of our independent auditors at the upcoming Annual Meeting of Shareholders of TierOne Corporation. Because you have been allocated shares of common stock under our ESOP and/or 401(k) Savings Plan, you may have received additional voting instruction card(s) for instructing the trustees of the plan(s) to vote your shares in these plans as applicable to you. We hope you will take advantage of the opportunity to direct the manner in which shares of restricted common stock of TierOne Corporation allocated to you pursuant to the plan(s) will be voted.

        Please note that you must return all proxy/voting instruction cards that you received in order to have all your shares voted at the Annual Meeting. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

        Thank you again for your continued support of TierOne Corporation.

        Very truly yours,

                               /s/ GILBERT G. LUNDSTROM


                               Gilbert G. Lundstrom
                               Chairman of the Board and Chief Executive Officer